UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 22, 2015

ESB Financial Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania	0-19345	25-1659846
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

600 Lawrence Avenue, Ellwood City, Pennsylvania		16117
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(724) 758-5584

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                 Submission of Matters to a Vote of Security Holders.

(a)                A Special Meeting of Shareholders of ESB Financial Corporation ("ESB") was held on January 22, 2015.

(b)                There were 18,028,969 shares of common stock of ESB eligible to be voted at the Special Meeting and there were 14,077,302 shares represented in person or by proxy at the Special Meeting, which constituted a quorum to conduct business at the meeting.

The items voted upon at the Special Meeting and the results of the vote on each proposal were as follows:

1.	Proposal to adopt the Agreement and Plan of Merger, dated as of October 29, 2014, by and between WesBanco, Inc. ("WesBanco"), a West Virginia corporation, WesBanco Bank, Inc., a West Virginia banking corporation and a wholly owned subsidiary of WesBanco, ESB, a Pennsylvania corporation, and ESB Bank, a Pennsylvania state-chartered stock savings bank and a wholly owned subsidiary of ESB, which provides for, among other things, the merger of ESB with and into WesBanco.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
13,670,298	269,412	137,592	0

2.	Proposal to approve, in a non-binding advisory vote, of the compensation payable to the named executive officers of ESB in connection with the merger.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
12,658,284	1,081,607	337,411	0

The proposals to adopt the Agreement and Plan of Merger and to approve the compensation payable to the named executive officers of ESB in connection with the merger were adopted by the shareholders of ESB at the Special Meeting.

(c)	Not applicable.

Item 8.01           Other Events

On January 22, 2015, ESB and Wesbanco issued a joint press release announcing the results of the special meetings of shareholders to adopt the Agreement and Plan of Merger.  A copy of the press release is included as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01             Financial Statements and Exhibits

(a)            Not applicable.

(b)            Not applicable.

(c)            Not applicable.

(d)            Exhibits

The following exhibits are included herewith.

Number	Description
99.1
Joint Press Release of Wesbanco, Inc. and ESB Financial Corporation, dated January 22, 2015, regarding the results of the Special Meetings of Shareholders to adopt the Agreement and Plan of Merger by and between Wesbanco, Inc. and ESB Financial Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ESB FINANCIAL CORPORATION

Date: January 23, 2015	By:	/s/ Charlotte A. Zuschlag
		Name:	Charlotte A. Zuschlag
		Title:	President and Chief Executive Officer

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